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                                                                EXHIBIT 10.75


                  ASSIGNMENT AND ASSUMPTION OF LOAN DOCUMENTS

        THIS ASSIGNMENT AND ASSUMPTION OF LOAN DOCUMENTS (the "Assignment") is dated as of the 29th day of May, 1996 by and between NORWEST BUSINESS CREDIT, INC., a Minnesota corporation ("Assignor"), and NORWEST BANK ARIZONA, NATIONAL ASSOCIATION, a national banking association ("Assignee").

        WHEREAS, Assignor and Medicis Pharmaceutical Corporation ("Borrower") entered into that certain Credit and Security Agreement dated as of August 3, 1995, as modified by letter agreements dated March 6, 1996 and April 11, 1996 (collectively, the "Credit Agreement"), pursuant to which Assignor agreed to make available to Borrower, on a revolving basis, a sum not to exceed $2,000,000 (the "Revolving Loan");

        WHEREAS, the following documents evidence, secure or relate to the Revolving Loan (the "Loan Documents"):

                (a)  The Credit Agreement.

                (b) Promissory Note dated August 3, 1995 from Borrower to Assignor in an amount not to exceed $2,000,000 (the "Revolving Note").

                (c) UCC-1 Financing Statement from Borrower in favor of Assignor filed on July 12, 1995 in File No. 9519960707, Records of California Secretary of State.

                (d) UCC-1 Financing Statement from Borrower in favor of Assignor filed on July 18, 1995 in File No. 2157162, Records of Kansas Secretary of State.

                (e) UCC-1 Financing Statement from Borrower in favor of Assignor filed on July 12, 1995 in File No. 140451, Records of New York Secretary of State.

                (f) UCC-1 Financing Statement from Borrower in favor of Assignor filed on July 5, 1995 in File No. 837751, Records of Arizona Secretary of State.

                (g) Collateral Account Agreement dated as of August 3, 1995 between Assignor and Borrower.

                (h) Patent Collateral Assignment and Security Agreement dated as of August 3, 1995 between Assignor and Borrower.

                (i) Trademark, Tradename and Service Mark Collateral Assignment and Security Agreement dated as of August 3, 1995 between Assignor and Borrower.

                (j) Agreement as to Lockbox Services dated as of August 3, 1995 between Assignor and Borrower.


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                (k) Intercreditor Agreement dated as of August 3, 1995 between
Assignor and the Community Economic Development Corporation.

                (l) Landlord's Subordination, Disclaimer and Consent dated as of August 3, 1995 among Assignor, Borrower and Londen Center L.L.C.

                (m) Tri-Party Agreement among Assignor, Borrower and USCO Distribution Services, Inc.

                (n) Any and all collateral accounts, lock boxes and funds and documents contained therein.

                (o) All other instruments, agreements or documents of any kind affecting or relating to the Revolving Loan executed or delivered in connection with or as security for the Revolving Loan, including, without limitation, any and all title insurance policies, insurance policies and certificates, collateral reports, appraisals, UCC lien, litigation and judgment searches, financing statements and attorneys' opinion letters.

                (p) Assignor's credit file and transaction history, including, without limitation, all written correspondence to and from Borrower.

        WHEREAS, Assignor desires to assign, and Assignee desires to assume, all of Assignor's right, title, interest, privileges, obligations and liabilities under the Loan Documents, subject to and on the terms and conditions contained herein;

        NOW, THEREFORE, in consideration of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agrees as follows:

        1. Assignment and Transfer of Loan. Assignor hereby grants, bargains, sells, transfers, assigns, releases and sets over unto Assignee, its successors and assigns, forever, the Assignor's interest in and to the Loan Document and Assignor shall deliver all of the original copies of the Loan Document in Assignor's possession or control.

        2. Authorization to Perform. Assignor hereby directs and authorizes the parties to any of the Loan Documents to perform any obligations heretofore owned to Assignor thereunder for the benefit, and at the direction, of Assignee from and after the date hereof, and the delivery of a copy of this Assignment to such party may be relied upon by any such party in complying with this direction and authorization.

        3. Assumption. Assignee hereby agrees to assume and perform all obligations and agreements of Assignor accruing under the Loan Documents from and after the date hereof.

        4. Assignor's Representations and Warranties. Assignor represents, warrants and covenants with and to Assignee that as of the date of this
Assignment:

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        (a)     Assignor is the legal and beneficial owner and holder of the
Revolving Loan, and Assignor has not previously assigned, transferred, conveyed, hypothecated, encumbered or otherwise transferred its interest in the Revolving Loan or the Loan Documents.

        (b) Assignor has the right, power, legal capacity, and authority to execute and deliver this Assignment and to consummate the transactions contemplated by the Assignment. This Assignment has been duly and validly executed and delivered by Assignor, constitutes the valid, legal and binding agreement of Assignor, and is enforceable against Assignor in accordance with its terms. Except as set forth in the Loan Documents, no approval of any person or entity is required for the execution and delivery of this Assignment by Assignor or the consummation of any of the transactions contemplated by the Assignment.

        (c) Assignor has not received any notice, and has no actual knowledge, of the occurrence and continuation of any default or event of default (or other event which, with the passage of time, the giving of notice, or both, would constitute an event of default) by Borrower under any of the Loan Documents.

        (d) There is no contract, agreement, instrument, document, or written or oral understanding between Assignor and Borrower which amends, modifies, waives or rearranges any of the Loan Documents or which diminishes or impairs the obligation of the Borrower to pay the indebtedness evidenced by the Revolving Note or to perform fully the obligations of such Borrower in strict accordance with the Loan Documents, or which impairs, subordinates, or diminishes the liens created by the Loan Documents, or which would permit the Borrower to void or avoid its obligations in whole or in part.

        (e) Except for the Credit Agreement, Borrower is not indebted to Assignor and Assignor has no obligation or commitment to make any loans or advance any funds to or for the benefit of Borrower. Except for the prorated Minimum Interest Charge (including the unused fee described in Section 2.11(b) of the Credit Agreement) of $24,843.36; and the collateral examination fee of $2,300, there is no principal or interest, or fees, costs or charges, due Assignor by Borrower under the Credit Agreement.

        (f) To Assignor's actual knowledge, there is no action, suit or proceeding pending, or threatened or asserted, against Assignor affecting the Revolving Loan, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

        (g) Assignor has not received any notice that the Borrower has failed to file or has improperly filed any tax return or report required to be filed by the Borrower, or that the Borrower has failed to pay all taxes, charges and assessments due and payable.

   5. Assignee's Representations and Warranties. Assignee represents, warrants and covenants with and to Assignor that:

        (a) Assignee has the right, power, legal capacity, and authority to execute and deliver this Assignment and to consummate the transactions contemplated by the Assignment. This Assignment has been duly and validly executed and delivered by Assignee, constitutes the

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valid, legal and binding agreement of Assignee, and is enforceable against
Assignee in accordance with its terms. Except as set forth in the Loan Documents, no approval of any person or entity is required for the execution and delivery of this Assignment by Assignee or the consummation of any of the transactions contemplated by the Assignment.

        6. Payment to Assignor. Assignor and Assignee agree that notwithstanding any terms of this Assignment to the contrary, the sums owing to Assignor set forth in paragraph 4(e) above shall be paid to Assignor by Borrower in good funds as a condition precedent to the effectiveness of this Assignment.

        7. Severability of Provisions. Whenever possible, each provision of this Assignment shall be interpreted in such manner as to be valid under applicable law, but if any provision of this Assignment shall be invalid or prohibited hereunder, such provision shall be ineffective to the extent of such prohibition or invalidation, which shall not invalidate the remainder of such provisions or the remaining provisions of this Assignment.

        8. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Arizona, without giving effect to its conflict of laws rules.

        9. Enforcement. In the event of litigation involving this Assignment, the unsuccessful party shall pay to the prevailing party all costs of suit, including reasonable attorneys' fees.

       10. Continuation of Provisions. The representations and warranties contained herein shall be effective on the date hereof and shall survive the execution and delivery of this Assignment.

       11. Entire Agreement. This Assignment contains the entire agreement of the parties hereto with respect to the matters covered hereby and supersedes all prior arrangements and understandings between the parties, and no other agreement, statement or promise made by either party hereto which is not contained herein shall be binding or valid.

       12. Counterparts. This Assignment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same instrument.

       13. Binding Effect. This Assignment shall be binding upon and shall inure to the benefit Assignor, Assignee and their successors and assigns.

       14. Further Assurances. Assignor agrees to execute such separate assignments of the Loan Documents or other documents as Assignee may reasonably require for the purpose of giving separate notice of the assignments herein at the sole expense of Assignee, and Assignee shall reimburse Assignor for fees and costs incurred by Assignor in the review and execution of such documents.


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        IN WITNESS WHEREOF, the parties have executed this Assignment as of the day and year first above written.

                                        ASSIGNEE:

                                        NORWEST BANK ARIZONA, NATIONAL
                                        ASSOCIATION, a national banking
                                        association


                                        By: /s/ Jeffrey R. Wentzel
                                            -----------------------------------
                                            Name:   Jeffrey R. Wentzel
                                            Title:  Vice President

                                        ASSIGNOR:


                                        NORWEST BUSINESS CREDIT, INC.,  a
                                        Minnesota corporation


                                        By: /s/ Peter J. Lowney
                                            -----------------------------------
                                            Name:   Peter J. Lowney
                                            Title:  Assistant Vice President


ACKNOWLEDGEMENT OF MEDICIS:


By: /s/ Jonah Shacknai
    -----------------------------------
    Name:   Jonah Shacknai
    Title:  Chairman of the Board

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